InfoReliance Corporation and Subsidiaries

Consolidated Financial Statements
Years Ended December 31, 2016 and 2015

InfoReliance Corporation and Subsidiaries

Independent Auditors’ Report
Board of Directors
InfoReliance Corporation and Subsidiaries
Fairfax, Virginia

We have audited the accompanying consolidated financial statements of InfoReliance Corporation and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InfoReliance Corporation as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Tysons, Virginia
June 16, 2017

InfoReliance Corporation and Subsidiaries
Consolidated Balance Sheets
December 31, 2016 and 2015

	2016	2015

ASSETS
Current assets:
Cash	$54,198	$28,574
Accounts receivable, net	33,933,850	15,393,744
Prepaid expenses	1,974,000	4,861,769
Notes receivable, current portion	677,620	201,999
Employee advances	103,662	37,461

Total current assets	36,743,330	20,523,547

Property and equipment, net	31,972,722	1,574,717

Other assets:
Deposits	284,149	283,157
Notes receivable - less current portion	1,266,452	1,695,665
Other assets	1,724	2,393
Software development costs	3,964,153	2,820,738

	$74,232,530	$26,900,217

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$9,656,002	$13,047,948
Accounts payable and accrued expenses	13,934,967	6,617,510
Capital lease payable - current portion	54,717	103,026
Billings in excess of cost and profit	14,665,467	1,950,046
Note payable - current portion	15,599,487	—
Deferred rent - current portion	232,846	190,204
Provision for forward loss	—	232,722
Other current liabilities	87,409	46,414

Total current liabilities	54,230,895	22,187,870

Long-term liabilities:
Capital lease payable, less current portion	149,984	211,741
Note payable, less current portion	12,366,429	—
Deferred rent, less current portion	272,160	465,995

Total liabilities	67,019,468	22,865,606

Stockholders' equity	7,213,062	4,034,611

	$74,232,530	$26,900,217

See accompanying notes.	2

InfoReliance Corporation and Subsidiaries
Consolidated Statements of Income
Years Ended December 31, 2016 and 2015

	2016	2015

Revenue	$121,610,870	$114,061,632

Cost of contract revenue	82,837,710	81,018,976

Gross profit	38,773,160	33,042,656

Indirect cost of contracts	26,822,229	24,965,683

Costs not allocable to contracts	4,603,144	3,808,984

Operating income	7,347,787	4,267,989

Other income (expense):
Gain (loss) on disposal of property and equipment	8,286	(73,831)
Interest income	46,894	8,013
Interest expense	(206,848)	(182,663)

Total other expense	(151,668)	(248,481)

Income before income taxes	7,196,119	4,019,508

Income tax benefit	(3,802)	(7,443)

Net income	$7,199,921	$4,026,951

See accompanying notes.	3

InfoReliance Corporation and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity
Years Ended December 31, 2016 and 2015

		Additional
	Common	Paid-In	Retained
	Stock	Capital	Earnings	Total

Balance, December 31, 2014	$20,009	$194,277	$2,920,650	$3,134,936

Net income	—	—	4,026,951	4,026,951

Distributions	—	—	(3,127,276)	(3,127,276)

Balance, December 31, 2015	20,009	194,277	3,820,325	4,034,611

Net income	—	—	7,199,921	7,199,921

Distributions	—	—	(4,021,470)	(4,021,470)

Balance, December 31, 2016	$20,009	$194,277	$6,998,776	$7,213,062

See accompanying notes.	4

InfoReliance Corporation and Subsidiaries
Consolidated Statements of Cash Flows
Years Ended December 31, 2016 and 2015

	2016	2015

Cash flows from operating activities:
Net income	$ 7,199,921	$ 4,026,951
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	1,416,762	879,844
Bad debt expense	237,923	190,871
(Gain) loss on disposal of property and equipment	(8,286)	73,831
Deferred rent	(151,193)	(142,734)
Change in:
Accounts receivable	(18,778,029)	10,574,947
Prepaid expenses	2,887,769	(729,234)
Employee advances	(66,201)	(25,773)
Deposits	(992)	(46,055)
Other assets	669	673
Software development costs	(1,143,415)	(615,657)
Accounts payable and accrued expenses	7,317,457	(10,589,272)
Billings in excess of cost and profit	12,715,421	(64,452)
Provision for forward loss	(232,722)	232,722
Other current liabilities	40,995	(3,586)

Net cash provided by operating activities	11,436,079	3,763,076

Cash flows from investing activities:
Advances on notes receivable	(82,000)	(724,345)
Repayments on notes receivable	35,592	125,167
Property and equipment acquisitions	(2,584,724)	(290,430)

Net cash used in investing activities	(2,631,132)	(889,608)

Cash flows from financing activities:
Net (repayments) borrowings on line of credit	(3,391,946)	351,426
Repayments on capital lease obligations	(110,066)	(69,044)
Repayments on note payable	(1,255,841)	—
Distributions to stockholders	(4,021,470)	(3,127,276)

Net cash used in financing activities	(8,779,323)	(2,844,894)

Net change in cash	25,624	28,574

Cash, beginning of year	28,574	—

Cash, end of year	$ 54,198	$ 28,574

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 206,848	$ 182,663

Supplemental disclosure of noncash investing and financing activities:
Property and equipment financed with capital lease obligations or notes payable	$ 29,221,757	$ 284,271

See accompanying notes.	5

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Notes to Consolidated Financial Statements

1.	Organization and Nature of Business

InfoReliance Corporation (Company) was incorporated under the laws of the State of Virginia and commenced operations on March 14, 2000. The Company is engaged in custom database and application development services including full lifecycle development of knowledge management, data warehousing, e-commerce, and web and client server solutions for the U.S. government and commercial customers.

2.	Summary of Significant Accounting Policies

Basis of presentation
The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America applied on a basis consistent with that of preceding years. Outlined below are those policies considered particularly significant.
Principles of consolidation
These consolidated financial statements include the accounts of InfoReliance Corporation and its subsidiaries, SEWP Solutions, LLC (a 70 percent owned joint venture partnership) and InfoReliance Solutions JV (a 70 percent owned joint venture partnership). The entities are collectively referred to as the Company. All significant intercompany balances and transactions have been eliminated in consolidation.
Contract revenue recognition
The Company’s primary source of revenue is from prime and subcontracts with the federal government. Revenue on time-and-materials contracts is recognized based on hours incurred, extended at contract rates plus materials expense incurred. Revenue on fixed-price contracts is recognized on the percentage-of-completion method based on costs incurred in relation to total estimated costs or as a monthly fixed-fee for service under the proportional performance method. Revenue on cost-plus-fixed-fee contracts is recognized to the extent of costs incurred in relation to total estimated costs. Cost and profit estimates are reviewed periodically as the work progresses, and adjustments, if needed, are reflected in the period in which the estimates are revised. Anticipated losses are recognized as soon as they become known.
Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.
Unbilled receivables consist primarily of cost and profit in excess of billings for work authorized but not yet billed.
Billings in excess of cost and profit consist of liabilities related to percentage of completion estimates on the Company’s fixed-price contracts as well as the deferred contract revenue for cash received in advance of services performed.
Accounts receivable
The Company caries its accounts receivables at cost, less an allowance for doubtful accounts. Periodically, the Company evaluates its accounts receivables to establish an allowance for doubtful accounts based on the history of past write-offs, collections, and current credit conditions. At December 31, 2016, the Company determined that an allowance in the amount of $428,794 was considered necessary. At December 31, 2015, the Company determined that an allowance in the amount of $190,871 was considered necessary.

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Capitalized software development costs
Software development costs are expensed as incurred until technological feasibility of the product is established.  Development costs incurred subsequent to technological feasibility are capitalized and amortized on a straight-line basis over the estimated economic life of the product.  Capitalization of costs is discontinued when the software is available to be sold, leased, or otherwise marketed.  Amortization begins when the product is available for release to customers.  As of December 31, 2016, the Company has not amortized software development costs.
Property and equipment
Property and equipment are stated at cost. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to expense as incurred. When assets are sold or retired, their cost and related accumulated depreciation and amortization are removed from the accounts and any gain or loss is reported in the statement of operations. Depreciation and amortization is provided using the straight-line method over estimated useful lives that range as follows:

Computer equipment	5 years
Automobiles	5 years
Furniture and fixtures	7 years
Leasehold improvements	Life of lease
Software	3 years
Prepaid expenses
The Company recognizes prepaid expenses when it has paid for costs not yet incurred. The Company recognizes the expenses as they occur. These expenses primarily relate to prepaid maintenance on the Company’s contracts that utilize subcontractors.
Income taxes
The Company, with the consent of its stockholders, has elected S corporation status. In lieu of corporate income taxes, earnings and losses after that date are included in the income tax returns of the stockholders. The Company remains liable for income taxes in jurisdictions that do not recognize S corporation status.
Deferred rent
Deferred rent is recorded and amortized to the extent the total minimum rental payments allocated to the current period on a straight-line basis exceed, or are less than, the cash payments required.
Costs not allocable to contracts
Costs not allocable to contracts represent direct and indirect costs that cannot be allocated to the Company’s contracts and will not be reimbursed by the federal government.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts and accounts receivable.  The Company places its cash accounts with high credit quality financial institutions.  At times, the Company may have cash deposits at a financial institution in excess of the federally insured limit. As of December 31, 2016 and 2015, the Company did not have deposits in excess of federally insured amounts. Management believes it is not exposed to any significant credit risk with regard to these deposits.
The Company grants uncollateralized credit, in the form of accounts receivable, to its customers which are primarily agencies of the United States government or subcontractors to the United States government.
Subsequent events
In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through June 16, 2017, the date the financial statements were available to be issued.

3.	Accounts Receivable

Accounts receivable consisted of the following:

	2016	2015
Billed receivables	$12,845,357	$6,765,451
Accrued billings	20,830,710	8,479,692
Unbilled receivables	686,577	339,472

	34,362,644	15,584,615
Less – allowance for doubtful accounts	(428,794)	(190,871)
	$33,933,850	$15,393,744

4.	Prepaid Expenses

Prepaid expenses consisted of the following:

	2016	2015
Prepaid maintenance	$1,398,039	$4,478,552
Prepaid miscellaneous	462,056	289,061
Prepaid software licenses	113,905	94,156
	$1,974,000	$4,861,769

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

5.	Property and Equipment

Major classes of property and equipment consisted of the following:

	2016	2015
Computer equipment	$13,741,553	$3,258,472
Automobiles	547,839	566,031
Furniture and fixtures	766,186	761,065
Leasehold improvements	962,749	962,749
Software	22,058,694	508,463

	38,077,021	6,056,780
Less – accumulated depreciation and amortization	(6,104,299)	(4,482,063)
	$31,972,722	$1,574,717

Depreciation expense for 2016 and 2015 was $394,676 and $806,959, respectively. Amortization expense for 2016 and 2015 was $1,022,086 and $72,885, respectively.

6.	Notes Receivable

The Company has entered into unsecured note agreements with various employees totaling $1,944,072 and $1,897,664 at December 31, 2016 and 2015, respectively. The notes carry interest at rates ranging from 0.95% to 3.25%. Principal and accrued interest are due ranging from December 2015 to December 2019. The outstanding principal balance of notes receivable at December 31, 2016 and 2015 was $1,820,373 and $1,816,978 respectively. Interest accrued at December 31, 2016 and 2015 was $123,699 and $80,686, respectively.

Included in the notes receivable balance at December 31, 2016 and 2015 was $800,000 due from the stockholders of the Company. Interest accrues at rates varying from 1.00% to 2.58% on the notes receivable due from the stockholders and have maturity dates ranging from May 31, 2018 to October 25, 2035.

7.	Line of Credit

The Company maintains a revolving line of credit agreement which provides for borrowings not to exceed the lesser of $15,000,000 or eligible receivables as defined by the agreement. Pursuant to the loan agreement, borrowings under the line of credit bear interest at the London Interbank Offered Rate plus 2.00% (2.77% and 2.42% at December 31, 2016 and 2015, respectively). The line is collateralized by all of the Company’s assets and is personally guaranteed by the stockholders of the Company up to $3,000,000 above the Company’s borrowing base. The line of credit is payable on demand and expires February 11, 2019. This agreement requires that the Company maintain certain financial covenants. At December 31, 2016 and 2015, the Company was in compliance with their financial covenants.

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

8.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following:

	2016	2015
Accounts payable	$6,995,508	$1,446,521
Accrued salaries and fringe benefits	4,075,547	4,190,576
Accrued operating expenses	2,863,912	980,413
	$13,934,967	$6,617,510

9.	Note Payable

In December 2016, the Company entered into a note payable agreement with a financial institution for $29,221,757 for the purchase of equipment and software. The note payable bears interest at a rate of 6.36%. Payments of $1,410,717, which include principal and interest, are due monthly beginning in December 2016. All accrued and unpaid interest shall be due and payable in full on September 28, 2018. The loan is secured by the Company’s business assets related to the contract for which the equipment and software was purchased.
The following is a schedule of principal payments on the term loan:

2017	$15,599,487
2018	12,366,429

$27,965,916

10.	Common Stock

The Company had 5,000,000 shares of $.01 par value common stock authorized with 2,000,934 shares issued and outstanding at December 31, 2016 and 2015.

11.	Operating Leases

The Company rents office space under separate operating lease agreements that expire at various dates through January 2021. Office space leases are noncancelable and provide for scheduled escalations of 3% per lease year. The Company is also responsible for certain common area maintenance charges which include pro-rata portions of taxes and maintenance. In 2014, the Company entered into a sublease agreement for one of its office spaces. The sublease agreement expires in September 2018 and provides for scheduled escalations of 3.5% per lease year. Total net rent expense for 2016 and 2015 was $1,036,386 and $1,206,623, respectively.
The Company leases certain equipment and automobiles under long-term leases that expire at various dates through October 2020. Total operating lease expense for equipment for the year ended December 31, 2016 and 2015 was $211,797 and $213,819, respectively.

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

Future minimum lease payments under the leases are as follows:

		Less-
	Lease	Sublease
	Payments	Income	Total
2017	$2,248,111	$(282,293)	$1,965,818
2018	2,040,813	(218,924)	1,821,889
2019	370,801	—	370,801
2020	36,000	—	36,000
2021	3,000	—	3,000
	$4,698,725	$(501,217)	$4,197,508

12.	Capital Leases

The Company entered into various capital lease agreements for automobiles expiring at various dates through September 2020. The gross amount of the assets under the leases are $430,670. The capital leases’ monthly payments include principal and interest. The assets and the liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense. Accumulated amortization of these assets was $201,007 and $86,893 at December 31, 2016 and 2015, respectively.
The following is a schedule of future minimum payments required under the leases:

2017	$57,657
2018	57,657
2019	57,657
2020	40,550

213,521
Less – amounts representing interest	(8,820)

$204,701

13.	Retirement Plan

The Company maintains a 401(k) Plan (Plan) to provide retirement and incidental benefits and covers substantially all of its employees. Plan participants may contribute a percentage of their annual compensation to the Plan up to the maximum amount allowed by the Internal Revenue Service. The Plan provides for discretionary contributions as determined by the Board of Directors. Such contributions are allocated among eligible participants in proportion to their annual salaries compared to the total salaries of the participants. The Company matches half of the employee contributions up to 6% of the employee’s gross annual salary. Company matching contributions to the Plan were $296,971 and $736,391 for the year ended December 31, 2016 and 2015, respectively. No discretionary contributions to the Plan were made in 2016 and 2015.

InfoReliance Corporation and Subsidiaries
Notes to Consolidated Financial Statements

14.	Major Customers

A contract is considered major when the current year revenue for the contract represents 10% or more of total current year contract revenue. During years ended December 31, 2016 and 2015, the Company had two and three major contracts, respectively. Revenue from these contracts represented approximately 21% and 37% of total contract revenue, respectively. The Company had three and one major customer at December 31, 2016 and 2015, respectively. Accounts receivable from these customers represented approximately 38% and 11% of the outstanding billed accounts receivable balance at December 31, 2016 and 2015, respectively.
In 2016, SEWP Solutions, LLC entered into a long-term contract with the federal government that called for a significant purchase of equipment and software. Inforeliance is a subcontractor on this contract. To facilitate the purchase of this equipment and software, the Company entered into a note payable agreement (see Note 9). At December 31, 2016, the amount of equipment and software purchased under this contract was $31,535,843 and related accumulated depreciation at year-end was $1,058,484. The Company is recognizing revenue on this contract based on the percentage of completion method and recognized $2,542,454 in revenue on this contract in 2016. Deferred revenue related to this contract at December 31, 2016 was $13,395,388 and related billed accounts receivable at December 31, 2016 was $5,312,614.

15.	Stock Options

During October 2011, the Company adopted a stock option award plan for select employees with an aggregate number of stock options available for grant of 1,400,000. During 2011, employees were granted options to purchase 1,334,683 shares at a purchase price of $0.11 a share. During 2013, employees were granted options to purchase 15,000 shares at a purchase price of $0.11 a share. The options vest 25% at the end of two years of service after the grant date of the options and 25% at the end of each subsequent full year of service. The options are exercisable at various dates only if there is a change in control prior to October 24, 2023, the termination date. The ability of the employees to exercise the options is conditional upon the change in control, which is an event which is not certain to occur. Accordingly, no compensation cost will be recognized until it becomes probable that the change in control event will occur.

16.	Subsequent Events

Effective April 17, 2017, the Company was purchased by ESC Federal, LLC.

17.	Commitments and Contingencies

Substantially all of the Company’s revenues have been derived from contracts with the U.S. government. Consequently, the Company is subject to many levels of audit and investigation by various government agencies. Management does not expect the results of such actions to have a material effect on the Company’s financial position or results of operations. Although management believes no material findings will result from these actions, these proceedings involve uncertainties that may cause actual results to vary from expectations.